FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: October 31, 2003



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                     0-26677                    13-4053502
(State of incorporation)      (Commission File No.)            (IRS Employer
                                                             Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


                  Registrant's telephone number: (917) 286-2300

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Item 12. Results of Operations and Financial Condition.

     On October 29, 2003, we issued a press release announcing selected quarterly financial results for the quarter ended September 30, 2003. Full financial results were delayed pending the decision of the Financial Accounting Standards Board ("FASB") regarding SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", in particular its guidance for the treatment of minority interest. All results presented in the original earnings release on October 29, 2003 are unaffected by this decision as it relates to minority interest. On October 31, 2003, we issued an additional press release containing a more complete discussion of operating results for the three months ended September 30, 2003 and 2002, including the items discussed in the previous press release, which remain unchanged. Also included are the consolidated balance sheets, consolidated statements of operations, and other supplemental financial and operating statistics which typically accompany our quarterly earnings release. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

     The press release contains disclosure of operating cash flow, system cash flow and free cash flow, each of which is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Pages 2, 6 and 8 of the press release include tabular reconciliation of operating income, our most directly comparable financial measure calculated and presented in accordance with GAAP, to operating cash flow and system cash flow. The table on page 8 of the press release also includes a reconciliation of net cash provided by operating activities, our most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow.

     We define operating cash flow as operating income or loss before depreciation and amortization. We define free cash flow as net cash provided by operating activities after capital expenditures and distribution of preferred interests. Operating cash flow and free cash flow are useful to management in measuring the overall operational strength and performance of our company. A limitation of operating cash flow, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating our revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of operating cash flow is that it does not reflect income net of interest expense, which is a significant expense of our company because of the substantial debt we incurred to acquire our cable television systems and finance the capital expenditures for the upgrade of our cable network.

     System cash flow is another non-GAAP financial measure, which we use to evaluate the underlying operating performance of our cable systems. We define system cash flow as operating cash flow excluding management fees payable by our operating subsidiaries to Insight Communications, and excluding the corporate overhead of Insight Communications. Such management fees are equal to 3% of system revenues, and are eliminated in consolidation. Corporate overhead is a component of our selling, general and administrative expenses. System cash flow is subject to the same limitations as described above for operating cash flow.

     Despite the limitations of operating cash flow, system cash flow and free cash flow, management believes that the presentation of each financial measure is relevant and useful for investors because it allows investors to evaluate our performance in a manner similar to the methods used by management. In addition, operating cash flow, system cash flow and free cash flow are commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, although our measures of operating cash flow, system cash flow and free cash flow may not be directly comparable to similar measures used by other companies. Operating cash flow, system cash flow and free cash flow should not be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as well as other measures of financial performance reported in accordance with GAAP.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Insight Communications Company, Inc.
                                              (Registrant)



Date: November 7, 2003                   By:    /s/ Elliot Brecher
                                               ----------------------------
                                               Elliot Brecher
                                               Senior Vice President
                                                  and General Counsel